UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2024, Flexsteel Industries, Inc. issued a press release announcing First Quarter Ended September 30, 2024 operating results. A copy of the Press Release is attached hereto as Exhibit 99.1

Item 7.01 Regulation FD Disclosure.

The company will host a conference call and webcast at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, October 22, 2024 to discuss results and answer questions. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at 833-816-1123 (domestic) or 412-317-0710 (international) and requesting to be connected with Flexsteel conference call.

Additionally, interested parties can listen to a live webcast of the call in the Investor Relations section of the Company's website at https://ir.flexsteel.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A recorded replay can be accessed through October 29, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international); Replay access code: 3572796

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release on Fiscal First Quarter Results by Flexsteel Industries, Inc. dated October 21, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	October 21, 2024	By:	/S/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer